[BANK ONE CORPORATION Press Release Letterhead]                    Exhibit 99(a)





FOR IMMEDIATE RELEASE
---------------------


               BANK ONE'S SECOND QUARTER EARNINGS INCREASE 21%,
                           EXCLUDING MERGER CHARGES

CHICAGO, July 20, 1999 - BANK ONE CORPORATION (NYSE: ONE) today announced second quarter operating earnings of $1.112 billion, excluding merger-related and restructuring costs, or $0.93 per diluted share, a 21% increase from 1998's second quarter. Reported net income for the 1999 second quarter was $992 million, or $0.83 per diluted share.

"Strong revenue generation and disciplined expense management were the highlights of the second quarter, while credit quality remained stable," said John B. McCoy, president and chief executive officer. "Bank One has reduced noninterest expense for two consecutive quarters and is already operating at a rate that will produce 75% of our targeted merger expense savings for this year. Another highlight was the launch of WingspanBank, our Internet-only bank."

The 1999 second quarter results included merger-related and restructuring costs of $179 million pre-tax, or $0.10 per share. The year-ago quarter included gains on branch sales of $155 million related to the Retail Delivery Initiative and merger-related expenses of $182 million, which combined to reduce earnings per share by $0.02.

1999 Second Quarter Highlights

The second quarter's highlights included:

     . Managed revenue grew 9% from 1998's second quarter on an operating basis.

     . Managed net interest income rose 10%, while average managed loans increased 9%. The managed net interest margin was 5.55%, compared to 5.42% in the 1998 second quarter.

     .  Credit quality was strong and stable.

     . Managed noninterest income increased 6% from 1998's second quarter, driven by 13% growth of fee-based revenue.

     .  Return on common equity was 21.4%, excluding merger-related costs.

                                    (more)

     . Noninterest expense on an operating basis increased 4% from the 1998 second quarter and declined 4% from the first quarter. The related managed efficiency ratio was 49.0% in the 1999 second quarter.

     . Merger integration activities were completed in Michigan and Indiana as scheduled.

     .  The Year 2000 regulatory guidelines for June 30, 1999, were achieved.

                       SECOND QUARTER PERFORMANCE REVIEW

The following discussion is on a managed basis, excluding merger-related and restructuring costs as well as branch sale gains noted above, in order to better describe underlying operating trends. Managed information has been adjusted to include credit card loans that were securitized and removed from the balance sheet. The net earnings on securitized credit card loans are reclassified from noninterest income to net interest income and provision for loan losses as if the securitization had not occurred.

Net Interest Income and Margin

Managed net interest income on a tax-equivalent basis was $3.675 billion in the second quarter, a 10% increase from 1998's second quarter, reflecting increases in both average earning assets and the net interest margin. Average earning assets rose 7% from the year-ago period, led by loan growth of 9%, while other earning assets were essentially unchanged. An improved earning asset mix and lower funding costs were the most significant contributors to a 13 basis point increase in the net interest margin from the prior year's quarter to 5.55%. Credit card loans were 18% higher than in the year-ago quarter, commercial loans increased 8%, and other consumer loans rose 1%. Excluding the effect of loan sales and securitizations, other consumer loans as of June 30, 1999, were 6% higher than one year ago.

Compared with the 1999 first quarter, managed net interest income was unchanged for the second quarter. Average commercial and consumer loans were up an annualized 9% and 6%, respectively, from the prior quarter, while credit card loans were essentially flat. However, managed credit card loans grew an annualized 6% from March 31, to $69 billion at June 30, 1999, reflecting the typical seasonal pattern of receivables growth resuming in the second quarter. The net interest margin decreased 11 basis points from the first quarter, principally related to lower yields on credit card and consumer loans.

Noninterest Income

Managed noninterest income was $1.688 billion in the second quarter, a 6% increase from the year-ago quarter, excluding $155 million of gains on branch sales.

                                    (more)

Fee-based revenue increased 13% from the prior year to $1.306 billion in the second quarter. Credit card fees were 33% higher due to transaction volume growth and gains related to increased securitization activity. New securitizations, net of maturities, were $2.5 billion in the 1999 second quarter versus $1.6 billion in the 1998 quarter. Investment management, capital markets, insurance, and other retail banking fees also increased from the comparable year-ago period.

Market-driven revenue was $200 million in the quarter, down from $235 million in 1998's strong second quarter. Lower trading account profits and investment securities gains were partially offset by higher equity securities gains. Included in equity securities gains this quarter was the gain related to the liquidation of Concord EFS, Inc. securities.

Other noninterest income was reduced by $20 million in the 1999 second quarter due to a valuation adjustment related to auto lease residual values.

Noninterest Expense

Noninterest expense was $2.627 billion, excluding merger-related costs, 4% higher than the year-ago period. Merger-related costs were $179 million in the 1999 second quarter and $182 million in the 1998 second quarter. Growth of the credit card business continued to be a significant cause of underlying expense growth, while other expense categories benefited from merger-related expense synergies.

Noninterest expense was $110 million lower than in the first quarter. Incremental merger synergy cost savings contributed approximately $50 million of the decrease, with the remainder related to improved operating efficiencies.
The second quarter's $50 million of incremental merger expense synergies was in addition to the $50 million achieved in the first quarter. The combined impact of these savings will produce $350 million, or 75%, of this year's $465 million in targeted merger expense synergies.

Provision for Credit Losses and Credit Quality

The managed net charge-off ratio was 1.99% for the second quarter, compared to 2.15% in the year-ago quarter and 1.93% in the 1999 first quarter. Managed net charge-offs were $1.075 billion in the second quarter, slightly higher than $1.065 billion for the 1998 quarter and $1.028 billion in the first quarter. The managed provision was $1.075 billion in the 1999 second quarter.

The managed net charge-off ratio for credit card loans was 5.25% for the second quarter, down from 6.11% for the year-ago quarter. The 1999 first quarter net charge-off ratio was 4.89%; excluding the positive impact of the conformance of charge-off policies, the ratio was 5.32%.

                                    (more)

Commercial net charge-offs were 0.36% for the second quarter, lower than the year-ago quarter's 0.39%, though up slightly from 0.29% in the first quarter. Consumer net charge-offs declined to 0.61% in the second quarter from 0.66% one year ago and from 0.84% in the first quarter.

Nonperforming assets of $1.137 billion at June 30, 1999, were down slightly from $1.148 billion at March 31, 1999. The nonperforming assets ratio was 0.72% at June 30, 1999. The allowance for credit losses was 1.43% of loans as of June 30, 1999.

Capital

The common equity to assets ratio was 8.1% as of June 30, 1999, and tangible common equity to assets was 7.3%. Tier 1 and total capital ratios were 8.1% and 11.4%, respectively. A share repurchase program was authorized in the second quarter for 65 million shares; 5.4 million shares were repurchased during the quarter.

BANK ONE CORPORATION, headquartered in Chicago, is the nation's fifth largest bank holding company, with assets of more than $256 billion. Bank One offers a full range of financial services to commercial and business customers and consumers. It is the world's largest VISA issuer, the third largest bank lender to small businesses, a leading national automotive lender, and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates approximately 1,900 banking centers and a nationwide network of ATMs. In addition, it is a major commercial bank in the United States and in select international markets.

                                      ###

Information about Bank One's financial results can be accessed on the Internet at www.bankone.com or through fax-on-demand at 877-ONE-FACT. The telephone
   ---------------
number for the recorded message discussing the second quarter's results is 888-203-1112 (domestic) or 719-457-0820 (international), access code 732256.


Media Contact:
Thomas A. Kelly        (312) 732-7007

Investor Contacts:
Jay S. Gould           (312) 732-5771
Holly E. Hobson        (312) 732-5782
Sandra M. Catanzaro    (312) 732-8013

BANK ONE CORPORATION and Subsidiaries


Financial Highlights                                                                                               Three Months
                                                                           Three Months Ended June 30                  Ended
                                                                    -----------------------------------------
($ millions, except per-share amounts)                                         1999         1998     % Change     Mar 31, 1999
--------------------------------------------------------------------        ----------   ----------  --------     -------------
PER SHARE DATA
--------------
Earnings -- Basic                                                           $     0.84   $     0.76        11     $       0.97
         -- Diluted                                                               0.83         0.75        11             0.96
Dividends                                                                         0.42         0.38        11             0.42

INCOME STATEMENT DATA
---------------------
Net income                                                                  $      992   $      895        11     $      1,151
Net interest income (FTE)                                                        2,341        2,379         -            2,309
Provision for credit losses                                                        275          400       (31)             281
Noninterest income                                                               2,222        2,088         6            2,590
Restructuring charges and merger-related costs                                     179          182       N/M              204
Operating expense(1)                                                             2,627        2,537         4            2,737

FINANCIAL PERFORMANCE RATIOS
----------------------------
Net interest margin -- managed                                                    5.55%       5.42%                       5.66%
                    -- reported                                                   4.26        4.53                        4.30
Return on assets                                                                  1.57        1.49                        1.85
Return on common equity                                                           19.1        18.6                        22.9
Efficiency -- managed                                                             52.3        53.4                        52.1
           -- reported                                                            61.5        60.9                        60.0

BALANCE SHEET DATA
------------------
Average:  Loans -- managed                                                  $  215,923   $ 197,867          9     $    213,379
                -- reported                                                    155,496     158,207         (2)         153,271
          Earning assets -- managed                                            265,488     247,152          7          262,283
                         -- reported                                           220,505     210,628          5          217,909
          Total assets                                                         253,266     241,010          5          252,922
          Deposits                                                             153,315     151,594          1          154,148
          Common equity                                                         20,744      19,246          8           20,361

End of Period:  Loans -- managed                                               218,795     200,726          9          213,814
                      -- reported                                              157,464     160,023         (2)         154,850
                Total assets                                                   256,033     244,178          5          250,402
                Deposits                                                       156,454     154,507          1          153,699
                Common equity                                                   20,860      19,575          7           20,870

Financial Highlights
                                                                             Six Months Ended June 30
                                                                    -----------------------------------------
($ millions, except per-share amounts)                                         1999          1998    % Change
--------------------------------------------------------------------        ----------   ----------  --------
PER SHARE DATA
--------------
Earnings -- Basic                                                           $     1.81   $    1.56         16
         -- Diluted                                                         $     1.79        1.53         17
Dividends                                                                         0.84        0.76         11

INCOME STATEMENT DATA
---------------------
Net income                                                                  $    2,143   $   1,828         17
Net interest income (FTE)                                                        4,650       4,699         (1)
Provision for credit losses                                                        556         791        (30)
Noninterest income                                                               4,812       4,004         20
Restructuring charges and merger-related costs                                     383         182        N/M
Operating expense(1)                                                             5,364       4,968          8

FINANCIAL PERFORMANCE RATIOS
----------------------------
Net interest margin -- managed                                                    5.61%       5.47%
     -- reported                                                                  4.28        4.54
Return on assets                                                                  1.71        1.54
Return on common equity                                                           21.0        19.4
Efficiency -- managed                                                             52.2        51.9
  -- reported                                                                     60.7        59.2

BALANCE SHEET DATA
------------------
Average:  Loans -- managed                                                  $  214,659   $ 196,940          9
                -- reported                                                    154,390     158,150         (2)
          Earning assets -- managed                                            263,895     245,776          7
                         -- reported                                           219,214     208,947          5
          Total assets                                                         253,095     239,532          6
          Deposits                                                             153,730     151,038          2
          Common equity                                                         20,553      18,923          9



  (1) Noninterest expense reduced by restructuring charges and merger-related costs, including certain merger integration costs.

BANK ONE CORPORATION and Subsidiaries

                                                                                     Three Months Ended
                                                                    --------------------------------------------------------------
Consolidated Statement of Income                                          Jun 30      Mar 31      Dec 31      Sep 30      Jun 30
($ millions, except per-share amounts)                                     1999        1999        1998        1998        1998
--------------------------------------------------------------------  ------------  ----------  ----------  ----------  ----------
 Interest income                                                       $     4,236   $   4,196   $   4,326   $   4,412   $   4,432
 Interest expense                                                            1,925       1,916       1,989       2,039       2,084
                                                                      ------------------------------------------------------------
   Net interest income                                                       2,311       2,280       2,337       2,373       2,348

 Provision for credit losses                                                   275         281         272         345         400
                                                                      ------------------------------------------------------------
   Net interest income after provision for credit losses                     2,036       1,999       2,065       2,028       1,948
                                                                      ------------------------------------------------------------
 Noninterest Income
 Trading profits                                                                33          67          (2)         18          65
 Equity securities gains(losses)                                               133          96          61          (4)        121
 Investment securities gains                                                    34          52          32          41          49
                                                                    --------------------------------------------------------------
        Market-driven revenue                                                  200         215          91          55         235

 Credit card revenue                                                           920         952       1,078         867         630
 Fiduciary and investment management fees                                      197         179         199         207         203
 Service charges and commissions                                               723         690         680         639         666
                                                                    --------------------------------------------------------------
           Fee-based revenue                                                 1,840       1,821       1,957       1,713       1,499
 Other income                                                                  182         554          20         231         354
                                                                    --------------------------------------------------------------
           Total noninterest income                                          2,222       2,590       2,068       1,999       2,088
                                                                    --------------------------------------------------------------
 Noninterest Expense
 Salaries and benefits                                                       1,073       1,147       1,167       1,080       1,123
 Net occupancy and equipment expense                                           219         227         217         217         209
 Depreciation and amortization                                                 169         175         180         167         167
 Outside services and processing                                               420         406         410         318         348
 Marketing and development                                                     302         315         340         264         221
 Communication and transportation                                              208         200         214         192         190
 Merger-related and restructuring charges                                      145         164         935           -         127
 Other expense                                                                 270         307         393         301         334
                                                                    --------------------------------------------------------------
           Total nonininterest expense                                       2,806       2,941       3,856       2,539       2,719
                                                                    --------------------------------------------------------------

 Income before income taxes                                                  1,452       1,648         277       1,488       1,317
 Provision for Income Taxes                                                    460         497          51         434         422
                                                                    --------------------------------------------------------------
 Net income                                                            $       992   $   1,151   $     226   $   1,054   $     895
                                                                    ==============================================================
 Net income attributable to common stockholders' equity                $       989   $   1,148   $     223   $   1,051   $     891
                                                                    ==============================================================

 Earnings per common share
      --Basic                                                          $      0.84   $    0.97   $    0.19   $    0.90   $    0.76
      --Diluted                                                               0.83        0.96        0.19        0.89        0.75
 Average common shares outstanding(millions)
      --Basic                                                                1,180       1,178       1,175       1,172       1,169
      --Diluted                                                              1,195       1,193       1,188       1,188       1,189

BANK ONE CORPORATION and Subsidiaries

                                                                             Six Months Ended
                                                                      --------------------------------
Consolidated Statement of Income                                          Jun 30           Jun 30
($ millions, except per-share amounts)                                     1999             1998
--------------------------------------------------------------------  --------------     -------------
 Interest income                                                            $  8,432          $  8,786
 Interest expense                                                              3,841             4,149
                                                                      --------------------------------
   Net interest income                                                         4,591             4,637

 Provision for credit losses                                                     556               791
                                                                      --------------------------------
   Net interest income after provision for credit losses                       4,035             3,846
                                                                      --------------------------------

 Noninterest Income
 Trading profits                                                                 100               125
 Equity securities gains(losses)                                                 229               193
 Investment securities gains                                                      86                82
                                                                      --------------------------------
        Market-driven revenue                                                    415               400

 Credit card revenue                                                           1,872             1,331
 Fiduciary and investment management fees                                        376               401
 Service charges and commissions                                               1,413             1,326
                                                                      --------------------------------
           Fee-based revenue                                                   3,661             3,058
 Other income                                                                    736               546
                                                                      --------------------------------
           Total noninterest income                                            4,812             4,004
                                                                      --------------------------------

 Noninterest Expense
 Salaries and benefits                                                         2,220             2,230
 Net occupancy and equipment expense                                             446               411
 Depreciation and amortization                                                   344               333
 Outside services and processing                                                 826               621
 Marketing and development                                                       617               420
 Communication and transportation                                                408               375
 Merger-related and restructuring charges                                        309               127
 Other expense                                                                   577               633
                                                                      --------------------------------
           Total nonininterest expense                                         5,747             5,150
                                                                      --------------------------------

 Income before income taxes                                                    3,100             2,700
 Provision for Income Taxes                                                      957               872
                                                                      --------------------------------
 Net income                                                                 $  2,143          $  1,828
                                                                      ================================
 Net income attributable to common stockholders' equity                     $  2,137          $  1,820
                                                                      ================================

 Earnings per common share
      --Basic                                                               $   1.81          $   1.56
      --Diluted                                                             $   1.79          $   1.53
 Average common shares outstanding(millions)
      --Basic                                                                  1,179             1,167
      --Diluted                                                                1,194             1,190

BANK ONE CORPORATION and Subsidiaries

Consolidated Balance Sheet                                                  Jun 30        Mar 31         Dec 31
($ millions)                                                                 1999          1999           1998
---------------------------------------------------------------------   ------------  -------------   ------------
Assets
Cash and due from banks                                                   $  15,336   $      13,854   $    19,878
Interest bearing due from banks                                               3,953           4,130         4,642
Federal funds sold and securities under resale agreements                    10,633           9,209         9,862
Trading assets                                                                5,157           5,660         5,345
Derivative product assets                                                     4,270           4,510         6,954
Investment securities (1)                                                    45,197          44,565        44,852
Loans
  Commercial                                                                 89,723          87,581        88,438
  Consumer                                                                   59,613          57,869        57,926
  Credit Card                                                                 8,128           9,400         9,034
                                                                        --------------------------------------------
       Total loans                                                          157,464         154,850       155,398
Allowance for credit losses                                                  (2,250)         (2,270)       (2,271)
                                                                        --------------------------------------------
    Loans, net                                                              155,214         152,580       153,127
Other assets:
  Bank premises and equipment, net                                            3,253           3,235         3,340
  Other                                                                      13,020          12,659        13,496
                                                                        --------------------------------------------
    Total other assets                                                       16,273          15,894        16,836
                                                                        --------------------------------------------
    Total assets                                                           $256,033        $250,402      $261,496
                                                                        ============================================

Liabilities
Deposits
  Demand                                                                   $ 33,881        $ 35,110      $ 39,854
  Savings                                                                    64,511          63,378        62,645
  Time                                                                       33,613          34,844        36,302
  Foreign offices                                                            24,449          20,367        22,741
                                                                        --------------------------------------------
    Total deposits                                                          156,454         153,699       161,542
Federal funds purchased and repurchase agreements                            19,710          20,111        23,164
Other short-term borrowings                                                  16,649          16,780        16,937
Long-term borrowings                                                         26,725          23,985        21,295
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                                  1,003           1,003         1,003
Derivative product liabilities                                                4,619           4,772         7,147
Other liabilities                                                             9,823           8,992         9,848
                                                                        --------------------------------------------
    Total liabilities                                                       234,983         229,342       240,936
                                                                        --------------------------------------------

Stockholders' Equity
Preferred stock                                                                 190             190           190
Common stock                                                                     12              12            12
Surplus                                                                      10,762          10,734        10,769
Retained earnings                                                            10,673          10,179         9,528
Accumulated other adjustments to stockholders' equity                          (146)             96           239
Deferred compensation                                                          (137)           (151)          (94)
Treasury stock                                                                 (304)              -           (84)
                                                                        --------------------------------------------
    Total stockholders' equity                                               21,050          21,060        20,560
                                                                        --------------------------------------------
    Total liabilities and stockholders' equity                             $256,033        $250,402      $261,496
                                                                        ============================================

Common Shares -- period-end (millions)
Common shares issued                                                          1,182           1,180         1,179
Treasury shares                                                                   5               -             2
                                                                        --------------------------------------------
Common shares outstanding                                                     1,177           1,180         1,177
                                                                        ============================================


BANK ONE CORPORATION and Subsidiaries

Consolidated Balance Sheet                                                  Sep 30        Jun 30
($ millions)                                                                 1998          1998
---------------------------------------------------------------------   ------------  -------------
Assets
Cash and due from banks                                                    $ 14,109        $ 16,217
Interest bearing due from banks                                               4,621           5,590
Federal funds sold and securities under resale agreements                    10,066           9,040
Trading assets                                                                5,770           5,342
Derivative product assets                                                     4,600           4,342
Investment securities (1)                                                    32,658          31,863
Loans
  Commercial                                                                 81,895          83,279
  Consumer                                                                   56,379          58,737
  Credit Card                                                                15,783          18,007
                                                                        ---------------------------
       Total loans                                                          154,057         160,023
Allowance for credit losses                                                  (2,751)         (2,752)
                                                                        ---------------------------
    Loans, net                                                              151,306         157,271
Other assets:
  Bank premises and equipment, net                                            3,431           3,433
  Other                                                                      12,097          11,080
                                                                        ---------------------------
    Total other assets                                                       15,528          14,513
                                                                        ---------------------------
    Total assets                                                           $238,658        $244,178
                                                                        ===========================

Liabilities
Deposits
  Demand                                                                   $ 34,757        $ 38,551
  Savings                                                                    58,813          59,542
  Time                                                                       36,694          37,887
  Foreign offices                                                            18,660          18,527
                                                                        ---------------------------
    Total deposits                                                          148,924         154,507
Federal funds purchased and repurchase agreements                            20,619          19,088
Other short-term borrowings                                                  13,223          15,768
Long-term borrowings                                                         21,138          21,245
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                                  1,003           1,003
Derivative product liabilities                                                4,749           4,327
Other liabilities                                                             8,384           8,475
                                                                        ---------------------------
    Total liabilities                                                       218,040         224,413
                                                                        ---------------------------

Stockholders' Equity
Preferred stock                                                                 190             190
Common stock                                                                     12              12
Surplus                                                                      12,488          12,549
Retained earnings                                                             9,750           9,094
Accumulated other adjustments to stockholders' equity                           244             177
Deferred compensation                                                          (157)           (182)
Treasury stock                                                               (1,909)         (2,075)
                                                                        ---------------------------
    Total stockholders' equity                                               20,618          19,765
                                                                        ---------------------------
    Total liabilities and stockholders' equity                             $238,658        $244,178
                                                                        ===========================

Common Shares -- period-end (millions)
Common shares issued                                                          1,223           1,222
Treasury shares                                                                  47              52
                                                                        ---------------------------
Common shares outstanding                                                     1,176           1,170
                                                                        ===========================

(1) Includes the Corporation's undivided Interest in securitized credit card receivables. As part of conforming accounting practices, the Corporation's undivided Interest in such receivables was reclassified from loans to Investment securities in 1998.

BANK ONE CORPORATION and Subsidiaries


                                                       Second Quarter 1999                      First Quarter 1999
                                                 --------------------------------     ---------------------------------------
Average Balance Sheet, Yields, & Rates              Average      Income/   Yield/        Average        Income/      Yield/
($ millions)                                        Balance      Expense    Rate         Balance        Expense       Rate
-----------------------------------------------  -------------   -------  ---------   -------------   ------------  ---------
Short-term investments                           $      12,602   $   142       4.52%  $      14,141   $       162        4.65%
Trading assets (1)                                       6,046        98       6.50           5,655            96        6.88
 Investment securities: (1)
   U.S. government and federal agency                   15,395       275       7.16          15,365           245        6.47
   States and political subdivisions                     1,909        34       7.14           2,023            39        7.82
   Other (2)                                            29,057       500       6.90          27,454           483        7.13
                                                 -----------------------              ----------------------------
  Total investment securities                           46,361       809       7.00          44,842           767        6.94
Loans  (1) (3)
   Commercial                                           88,911     1,649       7.44          87,058         1,582        7.37
   Consumer                                             58,065     1,240       8.57          57,177         1,282        9.09
   Credit Card                                           8,520       328      15.44           9,036           336       15.08
                                                 -----------------------              ----------------------------
   Total loans, net                                    155,496     3,217       8.30         153,271         3,200        8.47

Total earning assets                                   220,505     4,266       7.76         217,909         4,225        7.86

Allowance for credit losses                             (2,260)                              (2,324)
Other assets                                            35,021                               37,337
                                                 -------------                        -------------
  Total assets                                   $     253,266                        $     252,922
                                                 =============                        =============

Deposits -- interest-bearing
  Savings                                        $      20,843   $   110       2.12%  $      19,975   $        83        1.69%
  Money market                                          42,903       316       2.95          43,377           356        3.33
  Time                                                  34,097       428       5.03          35,786           450        5.10
  Foreign offices                                       22,548       245       4.36          21,357           233        4.42
                                                 -----------------------              ----------------------------
   Total deposits -- interest-bearing                  120,391     1,099       3.66         120,495         1,122        3.78
Federal funds purchased and securities
  under repurchase agreements                           20,354       231       4.55          21,862           246        4.56
Other short-term borrowings                             17,655       210       4.77          16,861           198        4.76
Long-term debt                                          26,417       385       5.85          23,903           350        5.94
                                                 -----------------------              ----------------------------
   Total interest-bearing liabilities                  184,817     1,925       4.18         183,121         1,916        4.24
 Preferred stock                                        32,924                               33,653
Other liabilities                                       14,591                               15,597
Preferred stock                                            190                                  190
Common stockholders' equity                             20,744                               20,361
                                                 -------------                        -------------
   Total liabilities and equity                  $     253,266                        $     252,922
                                                 =============                        =============


Interest income/earning assets                                   $ 4,266       7.76%                  $     4,225        7.86%
Interest expense/earning assets                                    1,925       3.50                         1,916        3.56
                                                                 ------------------                   -----------------------
Net interest margin                                              $ 2,341       4.26%                  $     2,309        4.30%
                                                                 ==================                   =======================

                                                        Second Quarter 1998
                                                ---------------------------------
Average Balance Sheet, Yields, & Rates             Average      Income/   Yield/
($ millions)                                       Balance      Expense    Rate
----------------------------------------------- -------------   -------   ------
Short-term investments                          $      14,832    $  198     5.35%
Trading assets (1)                                      5,972        90     6.04
 Investment securities: (1)
   U.S. government and federal agency                  17,763       293     6.62
   States and political subdivisions                    2,258        45     7.99
   Other (2)                                           11,596       187     6.47
                                                -----------------------
  Total investment securities                          31,617       525     6.66
Loans  (1) (3)
   Commercial                                          82,427     1,602     7.80
   Consumer                                            57,207     1,253     8.79
   Credit Card                                         18,573       795    17.17
                                                -----------------------
   Total loans,net                                    158,207     3,650     9.25

Total earning assets                                  210,628     4,463     8.50

Allowance for credit losses                            (2,748)
Other assets                                           33,130
                                                -------------
  Total assets                                  $    $241,010
                                                =============

Deposits -- interest-bearing
  Savings                                       $      21,566    $  123     2.29%
  Money market                                         38,624       366     3.80
  Time                                                 38,956       532     5.48
  Foreign offices                                      17,840       234     5.26
                                                -----------------------
   Total deposits -- interest-bearing                 116,986     1,255     4.30
Federal funds purchased and securities
  under repurchase agreements                          20,956       270     5.17
Other short-term borrowings                            14,969       202     5.41
Long-term debt                                         22,404       357     6.39
                                                -----------------------
   Total interest-bearing liabilities                 175,315     2,084     4.77
 Preferred stock                                       34,608
Other liabilities                                      11,646
Preferred stock                                           195
Common stockholders' equity                            19,246
                                                -------------
   Total liabilities and equity                 $     241,010
                                                =============


Interest income/earning assets                                   $4,463     8.50%
Interest expense/earning assets                                   2,084     3.97
                                                             -------------------
Net interest margin                                              $2,379     4.53%
                                                             ===================

(2) As part of conforming accounting practices, the Corporation's undivided interest in securitized credit card receivables was reclassified from loans to investment securities in 1998. Such amounts averaged $15.4 billion for the second quarter of 1999, $15.7 billion for the first quarter of 1999, and $3.1 billion for the second quarter of 1998.
(3) Nonperforming loans are included in balances used to determine the average rate

BANK ONE CORPORATION and Subsidiaries

                                                                                  Six Months Ended
                                                     ----------------------------------------------------------------------------
                                                               June 30, 1999                             June 30, 1998
                                                     -------------------------------------   ------------------------------------
Average Balance Sheet, Yields, & Rates                   Average        Income      Yield/   Average       Income       Yield/
($ millions)                                             Balance        Expense      Rate    Balance       Expense       Rate
-----------------------------------------------      ------------      ---------    ------   --------      ----------   ---------
Short-term investments                                $   13,367       $    304      4.59%   $ 14,865        $    399      5.41%
Trading assets (1)                                         5,852            194      6.69       6,191             182      5.93
 Investment securities: (1)
   U.S. government and federal agency                     15,380            520      6.82      17,983             592      6.64
   States and political subdivisions                       1,966             73      7.49       2,296              92      8.08
   Other (2)                                              28,259            983      7.01       9,462             283      6.03
                                                     ----------------------------            -------------------------
  Total investment securities                             45,605          1,576      6.97      29,741             967      6.56
Loans  (1) (3)
   Commercial                                             87,990          3,231      7.40      81,083           3,158      7.85
   Consumer                                               57,623          2,522      8.83      57,469           2,714      9.52
   Credit card                                             8,777            664     15.26      19,598           1,428     14.69
                                                     ----------------------------            -------------------------
   Total loans,net                                       154,390          6,417      8.38     158,150           7,300      9.31

Total earning assets                                     219,214          8,491      7.81     208,947           8,848      8.54

Allowance for credit losses                               (2,292)                              (2,756)
Other assets                                              36,173                               33,341
                                                     -------------                           ---------
  Total assets                                        $  253,095                             $239,532
                                                     =============                           =========
Deposits -- interest-bearing
  Savings                                             $   20,411       $    193      1.91%   $ 21,543        $    248      2.32%
  Money market                                            43,139            672      3.14      38,255             726      3.83
  Time                                                    34,937            878      5.07      39,405           1,073      5.49
  Foreign offices                                         21,956            478      4.39      17,848             465      5.25
                                                     ----------------------------            -------------------------
   Total deposits -- interest-bearing                    120,443          2,221      3.72     117,051           2,512      4.33
Federal funds purchased and securities
  under repurchase agreements                             21,104            477      4.56      21,383             552      5.21
Other short-term borrowings                               17,260            408      4.77      13,831             375      5.47
Long-term debt                                            25,167            735      5.89      22,190             710      6.45
                                                     ----------------------------            -------------------------
   Total interest-bearing liabilities                    183,974          3,841      4.21     174,455           4,149      4.80
Demand deposits                                           33,287                               33,987
Other liabilities                                         15,091                               11,911
Preferred stock                                              190                                  256
Common stockholders' equity                               20,553                               18,923
                                                     -------------                           ---------
   Total liabilities and equity                       $  253,095                             $239,532
                                                     =============                           =========
Interest income/earning assets                                         $  8,491      7.81%                   $  8,848      8.54%
Interest expense/earning assets                                           3,841      3.53                       4,149      4.00
                                                                       -------------------                   -------------------
Net interest margin                                                    $  4,650      4.28%                   $  4,699      4.54%
                                                                       ===================                   ===================

(1)  Includes tax-equivalent adjustments based on a 35% federal income tax rate
(2) As part of conforming accounting practices, the Corporation's undivided interest in securitized credit card receivables was reclassified from loans to investment securities in 1998. Such amounts averaged $15.6 billion for the first six months of 1999 and $2.0 billion for the first six months of 1998.
(3) Nonperforming loans are included in balances used to determine the average rate

BANK ONE CORPORATION and Subsidiaries
                                                                                             Three Months Ended
                                                                      -------------------------------------------------------------
Credit Quality                                                            Jun 30        Mar 31      Dec 31      Sep 30      Jun 30
($ millions)                                                               1999          1999        1998        1998        1998
--------------------------------------------------------------------  ---------------  ---------  ----------  ----------  ----------
Provision for credit losses                                                 $    275   $    281    $    272    $    345    $    400

Gross charge-offs                                                           $    354   $    367    $    377    $    443    $    560
Recoveries                                                                        79         86          80          98         118
                                                                      -------------------------------------------------------------
  Net charge-offs                                                           $    275   $    281    $    297    $    345    $    442

Net charge-offs
  Commercial                                                                $     81   $     63    $     80    $     43    $     80
  Consumer                                                                        89        120         104          98          95
  Credit card                                                                    105         98         113         204         267
                                                                      -------------------------------------------------------------
    Total net charge-offs                                                   $    275   $    281    $    297    $    345    $    442
    Total net charge-offs -- managed                                        $  1,075   $  1,028    $    976    $    943    $  1,065

Net charge-off ratios
  Commercial                                                                    0.36%      0.29%       0.38%       0.21%       0.39%
  Consumer                                                                      0.61       0.84        0.74        0.68        0.66
  Credit card                                                                   4.93       4.34        5.75        5.24        5.75
    Total net charge-off ratio                                                  0.71       0.73        0.80        0.89        1.12
    Total net charge-off ratio -- managed                                       1.99       1.93        1.88        1.91        2.15

Allowance for credit losses -- period-end                                   $  2,250   $  2,270    $  2,271    $  2,751    $  2,752

Nonperforming assets -- period-end
  Nonperforming loans                                                       $  1,032   $  1,031    $    729    $    718    $    640
  Other, including other real estate owned                                       105        117          90          87          70
                                                                      -------------------------------------------------------------
    Total nonperforming assets                                              $  1,137   $  1,148    $    819    $    805    $    710

Allowance to ending loans                                                       1.43%      1.47%       1.46%       1.79%       1.72%
Allowance to nonperforming loans                                                 218        220         312         383         430
Nonperforming assets ratio                                                      0.72       0.74        0.53        0.52        0.44

Capital
($ millions, except per-share amounts)
--------------------------------------------------------------------
Common equity/assets ratio                                                       8.1%       8.3%        7.8%        8.6%        8.0%
Tier 1 capital ratio                                                             8.1        8.2         7.9         8.6         8.3
Total risk adjusted capital ratio                                               11.4       11.7        11.3        12.4        12.3
Regulatory leverage ratio                                                        8.1        8.0         8.0         8.5         8.0
Tangible common equity to net assets                                             7.3        7.4         6.8         7.7         7.4

Book value of common equity per share                                       $  17.73   $  17.68    $  17.31    $  17.37    $  16.72

Intangibles -- period-end
  Goodwill                                                                  $    973   $  1,048    $  1,075    $  1,094    $  1,117
  Other intangibles                                                            1,340      1,407       1,621       1,125         631
                                                                    ---------------------------------------------------------------
  Total intangibles                                                         $  2,313   $  2,455    $  2,696    $  2,219    $  1,748

BANK ONE CORPORATION and Subsidiaries

Managed Income Statement Statistics(1)                                       Jun 30     Mar 31      Dec 31      Sep 30      Jun 30
($ millions)                                                                  1999       1999        1998        1998        1998
--------------------------------------------------------------------        --------   --------    --------    --------    --------
Reported
--------------------------------------------------------------------
Net interest income -- FTE                                                  $  2,341   $  2,309    $  2,368    $  2,402    $  2,379
Provision for credit losses                                                      275        281         272         345         400
Noninterest income                                                             2,222      2,590       2,068       1,999       2,088
Noninterest expense                                                            2,806      2,941       3,856       2,539       2,719
Net income                                                                       992      1,151         226       1,054         895

Securitized
--------------------------------------------------------------------
Net interest income -- FTE                                                  $  1,334   $  1,352    $  1,314    $  1,083    $    962
Provision for credit losses                                                      800        747         679         598         623
Noninterest income                                                              (534)      (605)       (635)       (484)       (339)
Noninterest expense                                                                -          -           -           1           -
Net income                                                                         -          -           -           -           -

Managed
--------------------------------------------------------------------
Net interest income -- FTE                                                  $  3,675   $  3,661    $  3,682    $  3,485    $  3,341
Provision for credit losses                                                    1,075      1,028         951         943       1,023
Noninterest income                                                             1,688      1,985       1,433       1,515       1,749
Noninterest expense                                                            2,806      2,941       3,856       2,540       2,719
Net income                                                                       992      1,151         226       1,054         895

Managed balance sheet and net interest margin
--------------------------------------------------------------------
Total average loans                                                         $215,923    213,379    $207,471    $197,978    $197,867
Total average earning assets                                                 265,488    262,283     257,413     245,422     247,152
Total average assets                                                         298,249    297,296     287,517     275,259     277,534
Net interest margin                                                             5.55%      5.66%       5.67%       5.63%       5.42%

(1) Managed data only adjusted for credit card securitization activity

BANK ONE CORPORATION and Subsidiaries

Managed Credit Card Detail                                             Jun 30     Mar 31     Dec 31     Sep 30     Jun 30
($ millions)                                                            1999       1999       1998       1998       1998
--------------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Period-end loans                                        - managed     $ 69,459   $ 68,364   $ 70,027   $ 65,169   $ 58,710
                                                        - securitized  (61,331)   (58,964)   (60,993)   (49,386)   (40,703)
                                                        - reported       8,128      9,400      9,034     15,783     18,007


Average loans                                           - managed     $ 68,947   $ 69,144   $ 66,190   $ 59,090   $ 58,233
                                                        - securitized  (60,427)   (60,108)   (58,325)   (43,512)   (39,660)
                                                        - reported       8,520      9,036      7,865     15,578     18,573


Net charge-offs -- amount                               - managed     $    905   $    845   $    792   $    802   $    890
                                                        - securitized     (800)      (747)      (679)      (598)      (623)
                                                        - reported         105         98        113        204        267


Net charge-offs -- rate                                 - managed         5.25%      4.89%      4.79%      5.43%      6.11%
                                                        - securitized     5.30       4.97       4.66       5.50       6.28
                                                        - reported        4.93       4.34       5.75       5.24       5.75


Delinquency rate -- 30+ days                            - managed         4.30%      4.51%      4.47%      4.50%      4.34%
                                                        - securitized     4.42       4.67       4.64       4.49       4.34
                                                        - reported        3.37       3.51       3.34       4.54       4.34


Delinquency rate -- 90+ days                            - managed         1.96%      2.06%      1.98%      1.90%      1.97%
                                                        - securitized     2.03       2.15       2.06       1.94       2.02
                                                        - reported        1.47       1.51       1.41       1.79       1.85


Credit card charge volume                               - managed     $ 28,912   $ 26,863   $ 29,237   $ 25,106   $ 24,091
New accounts opened (thousands)                         - managed        2,287      2,910      2,919      2,538      2,271
Card members (thousands)                                - managed       59,133     58,316     56,568     57,204     52,805